EXHIBIT 32.2
CERTIFICATION OF
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Zhong Sen International Tea Company for the period ending August 31, 2009, I, Binquan Zhang, Chief Financial Officer of Zhong Sen International Tea Company hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report of Form 10-Q for the period ending August 31, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the period ended August 31, 2009, fairly represents in all material respects, the financial condition and results of operations of Zhong Sen International Tea Company.

Date: October 14, 2009

Zhong Sen International Tea Company

By: /s/ Binquan Zhang
Binquan Zhang Chief Financial Officer